As filed with the Securities and Exchange Commission on December 21, 2000
                                              Registration No.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                         Regions Financial Corporation
             (Exact Name of Registrant as Specified in its Charter)
                              --------------------
           Delaware                                      63-0589368
     (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)                  Identification No.)

     417 North 20th Street, Birmingham, AL          35203
     (Address of Principal Executive Offices)       (Zip Code)


          Regions Financial Corporation Directors' Stock Investment Plan

                             (Full Title of Plan)
                              --------------------

                              Samuel E. Upchurch, Jr.
                     General Counsel and Corporate Secretary
                              417 North 20th Street
                              Birmingham, AL 35203
                    (Name and address of agent for service)

                                 (205) 326-7860
          (Telephone Number, Including Area Code, of Agent for Service)
                              --------------------
                                   Copies to:

                               Charles C. Pinckney
                      Lange, Simpson, Robinson & Somerville LLP
                        417 North 20th Street, Suite 1700
                               Birmingham, Al 35203
                                 (205) 250-5000

                              --------------------

                              --------------------
                     CALCULATION OF REGISTRATION FEE

  Title of                                 Proposed maximum          Proposed maximum
 securities to           Amount to be        offering price             aggregate              Amount of
be registered            registered            per share*            offering price**        registration fee
--------------------------------------------------------------------------------------------------------------
Common Stock, par       200,000 shares          $24.78                 $4,956,000              $1,239.000
value $.625 per share
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
*  Calculated pursuant to Rule 457(h) based on the average of the high and low sales prices of Regions Common
Stock on the Nasdaq National Market on December 18, 2000.

                              PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, previously filed by Regions Financial Corporation ("Regions" or the "Registrant") with the Securities and Exchange Commission, are incorporated herein by reference:

        a.Form 10-K Annual Report to the Securities and Exchange Commission, for the year ended December 31, 1999.

        b.All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 for the period since December 31, 1999.

        c.The description of Regions Common Stock under the heading "Item 1.
          Capital Stock to be Registered" in the registration statement on Form 8-A of Regions relating to Regions Common Stock and in any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed pursuant to Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES

     Not applicable to this Registration Statement.

ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL

     Not applicable to this Registration Statement.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Tenth of the Certificate of Incorporation of the Registrant provides:

          "(a) The corporation shall indemnify its officers, directors, employees, and agents to the full extent permitted by the General Corporation Law of Delaware. (b) No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability
     (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit."

     Section 145 of the Delaware General Corporation law empowers the Company to indemnify its officers and directors under certain circumstances. The pertinent provisions of that statute read as follows:

        "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        "(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        "(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
     (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

        "(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        "(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        "(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     The Company has purchased a directors' and officers' liability insurance contract which provides, within stated limits, reimbursement either to a director or officer whose actions in his capacity result in liability, or to the Registrant, in the event it has indemnified the director or officer. Major exclusions from coverage include libel, slander, personal profit based on inside information, illegal payments, dishonesty, accounting of securities profits in violation of Section 16(b) of the Securities Exchange Act of 1934 and acts within the scope of the Pension Reform Act of 1974.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable to this Registration Statement.

ITEM 8.     EXHIBITS.

     See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represents a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED HOWEVER, that such undertakings set forth in (i) and (ii) above do not apply to the extent the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     The undersigned Registrant further undertakes, that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant further undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 20, 2000.


                                          REGISTRANT:

                                          REGIONS FINANCIAL CORPORATION


                                        BY: /s/ D. Bryan Jordan
                                            -----------------------------
                                                 D. Bryan Jordan
                                             Executive Vice President and
                                                    Comptroller



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



      SIGNATURE                       TITLE                      DATE
---------------------------- ----------------------------  ------------------
            *
---------------------------  President and Chief Executive   December 20, 2000
Carl E. Jones, Jr.              Officer and Director
                            (principal executive officer)

            *
---------------------------  Vice Chairman of the Board and  December 20, 2000
Richard D. Horsley            Executive Financial Officer
                                     and Director
                             (principal financial officer)
/s/ D. Bryan Jordan
---------------------------  Executive Vice President and    December 20, 2000
D. Bryan Jordan                    Comptroller
                            (principal accounting officer)

            *
---------------------------         Director                 December 20, 2000
Sheila S. Blair

            *
---------------------------         Director                 December 20, 2000
James B. Boone, Jr.

            *
---------------------------         Director                 December 20, 2000
James S.M. French


            *
---------------------------         Director                 December 20, 2000
Olin B. King

            *
---------------------------  Chairman of the Board           December 20, 2000
J. Stanley Mackin                and Director

            *
---------------------------         Director                 December 20, 2000
Michael W. Murphy

            *
---------------------------         Director                 December 20, 2000
Henry E. Simpson

            *
---------------------------         Director                 December 20, 2000
Lee J. Styslinger, Jr.

            *
---------------------------         Director                 December 20, 2000
W. Woodrow Stewart

            *
---------------------------         Director                 December 20, 2000
John H. Watson

            *
---------------------------         Director                 December 20, 2000
C. Kemmons Wilson, Jr.


* By /s/ Samuel E. Upchurch, Jr. as attorney-in-fact         December 20, 2000
     pursuant to a power of attorney.

                             INDEX TO EXHIBITS


                                                      Sequential
Exhibit                                                 Page
Number                    Description                  Number


2.1                Regions Financial Corporation Directors'
                   Stock Investment Plan, as Amended and
                   Restated as of January 1, 1999

23.1               Consent of Ernst & Young LLP.


24.1               Power of Attorney

                                                      Exhibit 2.1


                  REGIONS FINANCIAL CORPORATION

                DIRECTORS' STOCK INVESTMENT PLAN



       AMENDED AND RESTATED THROUGH AMENDMENT NUMBER FOUR
                    EFFECTIVE JANUARY 1, 1999
           (ORIGINAL EFFECTIVE DATE: APRIL 6, 1984)



                        TABLE OF CONTENTS


ARTICLE                                                     PAGE

      I   DEFINITIONS . . . . . . . . . . . . . . . . . . . .  1
          (A)   Account . . . . . . . . . . . . . . . . . . .  1
          (B)   Authorization for Participation . . . . . . .  1
          (C)   Committee . . . . . . . . . . . . . . . . . .  1
          (D)   Common Stock. . . . . . . . . . . . . . . . .  2
          (E)   Company or Companies. . . . . . . . . . . . .  2
          (F)   Director's Fees . . . . . . . . . . . . . . .  2
          (G)   Fractional Share Amount . . . . . . . . . . .  2
          (H)   Participating Company . . . . . . . . . . . . .2
          (I)   Participant . . . . . . . . . . . . . . . . .  2
          (J)   Plan. . . . . . . . . . . . . . . . . . . . .  2
          (K)   Plan Administrator. . . . . . . . . . . . . .  2
          (L)   Plan Year . . . . . . . . . . . . . . . . . .  2
          (M)   Purchasing Agent. . . . . . . . . . . . . . .  3
          (N)   Regions . . . . . . . . . . . . . . . . . . .  3
     II   PARTICIPATION . . . . . . . . . . . . . . . . . . .  3
    III   PARTICIPANT CONTRIBUTIONS . . . . . . . . . . . . .  4
     IV   REGIONS' CONTRIBUTIONS. . . . . . . . . . . . . . .  4
      V   ADMINISTRATION OF THE PLAN. . . . . . . . . . . . .  4
     VI   PLAN INVESTMENTS. . . . . . . . . . . . . . . . . .  5
    VII   STOCK PURCHASE. . . . . . . . . . . . . . . . . . .  6
   VIII   ALLOCATION OF STOCK . . . . . . . . . . . . . . . .  7
     IX   ISSUANCE OF STOCK CERTIFICATES. . . . . . . . . . .  7
      X   DIVIDENDS AND DISTRIBUTIONS . . . . . . . . . . . .  8
     XI   VOTING RIGHTS . . . . . . . . . . . . . . . . . . .  8
    XII   REPORTS TO PARTICIPANTS . . . . . . . . . . . . . .  9
   XIII   WITHDRAWAL FROM PLAN. . . . . . . . . . . . . . . .  9
    XIV   TERMINATION OF SERVICE. . . . . . . . . . . . . . . 10
     XV   DEFAULT . . . . . . . . . . . . . . . . . . . . . . 11
    XVI   EXPENSES. . . . . . . . . . . . . . . . . . . . . . 11
   XVII   LIMITATION ON THE SALE OF STOCK . . . . . . . . . . 12
  XVIII   AMENDMENT AND TERMINATION . . . . . . . . . . . . . 12
    XIX   SUSPENSION IF STOCK PURCHASE IS PROHIBITED. . . . . 13
     XX   LOANS . . . . . . . . . . . . . . . . . . . . . . . 13
    XXI   APPLICABLE LAW. . . . . . . . . . . . . . . . . . . 14


                  REGIONS FINANCIAL CORPORATION
                DIRECTORS' STOCK INVESTMENT PLAN

          The Regions Financial Corporation Directors' Stock Invest-ment Plan, as heretofore adopted by the Board of Directors of Regions Financial Corporation and duly amended from time to time, shall contain the following terms and conditions, and only the following terms and conditions.

                            ARTICLE I
                           DEFINITIONS

     When used herein, the following words and phrases shall have the meanings set forth below, unless a different meaning is clearly required by the context of the Plan:

     (A) Account shall mean the account that the Plan Administrator is required to establish with respect to each Participant for the purpose of accounting for Participant contributions, Company contributions, cash dividends, other amounts, and Common Stock allocated to the Participant, all under and in accordance with the provisions of the Plan.

     (B) Authorization for Participation shall mean the form which an individual must submit in order to commence participation in the Plan. The Authorization for Participation may also, at the Plan Administrator's discretion, include a designation of beneficiary form.

     (C) Committee shall mean the Compensation Committee of the board of directors of Regions.

     (D) Common Stock shall mean the shares of common stock of Regions and any shares which may be issued in exchange for shares of such Common Stock, whether in subdivision or in combination thereof and whether as part of a classification or reclassification thereof, or otherwise.

     (E) Company or Companies shall include Regions and each affiliate, subsidiary, or local division thereof, and shall mean any one or more of such entities as the context requires.

     (F) Director's Fees shall mean the amounts paid to a Participant as a retainer for services as a director. The term "Director's Fees" does not include fees paid to the director in consideration of attendance at board or committee meetings.

     (G) Fractional Share Amount shall mean the amount to be paid for a Participant's fractional share interest in Common Stock allocated to such Participant's Account.

     (H) Participating Company shall mean any Company that the Plan Administrator designates as eligible to participate hereunder.

     (I) Participant shall mean a person who is participating in the Plan pursuant to the provisions of Article II and whose participation in the Plan has not terminated.

     (J) Plan shall mean the "Regions Financial Corporation Directors' Stock Investment Plan" as set forth herein, together with any amendments thereto.

     (K) Plan Administrator shall mean the person or entity appointed by the Committee to administer the Plan. In the absence of any such designation by the Committee, Regions shall serve as the Plan Administrator.

     (L)  Plan Year shall be the calendar year.

     (M) Purchasing Agent shall mean the person, or persons, or entity, appointed by Regions from time to time to serve as Purchasing Agent under the Plan. The Purchasing Agent shall not be an affiliate of Regions.

     (N) Regions shall mean Regions Financial Corporation or any successor thereto.

                           ARTICLE II
                          PARTICIPATION

     Any person who (i) is a director of a Participating Company, and (ii), receives his Director's Fees on a quarterly basis through the administrative system established by Regions for the payment of retainer fees to directors is eligible to become a Participant in the Plan; provided however, that, as a general rule and unless otherwise determined by the Plan Administrator, directors who are also employees of a Company shall not be eligible to become Participants in the Plan.

     A person's participation in the Plan shall generally commence as soon as is reasonably practicable following the date on which he has submitted an Authorization for Participation to the Plan Administrator.

     A Participant shall cease to be a Participant in the Plan upon with-drawal from the Plan, in accordance with the provisions of Article XIII herein, or termination of service, as set forth in Article XIV herein.

                           ARTICLE III
                    PARTICIPANT CONTRIBUTIONS

     A Participant may authorize contributions to the Plan of all, and only all, of the Director's Fees paid to such Participant. A Participant may not authorize contributions to the Plan of a portion of his Director's Fees.

                           ARTICLE IV
                     REGIONS' CONTRIBUTIONS

     Regions will make contributions on behalf of each Participant equal to 25% of the amount of such Participant's contributions under Article III.

                            ARTICLE V
                   ADMINISTRATION OF THE PLAN

     The Plan Administrator shall have responsibility for the administration and operation of the Plan. The Plan Administrator has discretion to inter-pret the Plan and to make findings of fact pertinent to the administration of the Plan or the payment of benefits hereunder. The Plan Administrator shall have all powers necessary or appropriate to enable it properly to carry out its duties in connection with the operation and administration of the Plan, including, but not limited to, the following powers and duties:

     (a)  To construe and interpret the provisions of the Plan;


     (b) To make provision for payment of contributions under the Plan to the Plan Administrator or the Plan's recordkeeper;


     (c) As appropriate, to vote shares of Common Stock that are either unallocated or for which Participants have not instructed the Plan Administrator with respect to voting, as provided in Article XI herein;

     (d)  To establish rules for the administration of the Plan;

     (e) To make determinations from the Companies' records of any facts concerning Participants which are pertinent to the operation of the Plan;

     (f)  To develop forms to be used in connection with the Plan;

     (g) To supervise the maintenance of records, including those with respect to contributions made, stock purchased and distributed to Participants, and dividends paid;

     (h) To file with the appropriate government agencies any and all reports and notifications required of the Plan and to provide all Participants and designated beneficiaries with any and all reports and notifications to which they are entitled by law; and,

     (i) To perform any and all other functions reasonably necessary to administer the Plan.

     The Plan Administrator may retain a person or entity -- such as a third party record- keeper -- to assume any one or more of the responsibilities set out above.

                           ARTICLE VI
                        PLAN INVESTMENTS

     The Plan Administrator shall account for contributions (both Partici-pant and matching) made under the Plan. All contributions shall be invested pursuant to the terms of this Plan, and held for the exclusive benefit of Participants or their beneficiaries.

                           ARTICLE VII
                         STOCK PURCHASE

     The purchase of Common Stock of Regions, as provided herein, shall, unless the Plan Administrator determines otherwise, be the responsibility of the Purchasing Agent. The Purchasing Agent shall not be an affiliate of Regions. The Plan Administrator shall notify the Purchasing Agent of the amount of funds to be applied towards the purchase of shares of Common Stock of Regions. The Purchasing Agent shall apply said amount to the purchase of shares of Common Stock of Regions promptly after such notification, unless a longer period is necessary to comply with federal securities laws. Common Stock of Regions may be purchased by the Purchasing Agent on the open market, in privately negotiated transactions, or upon exercise of any conversion privileges, subscription rights, or other options with respect to any and all Common Stock held as part of the Plan assets.

     Except as provided in the preceding paragraph, the Purchasing Agent shall have no authority over, or responsibility for, the management and investment of the assets of the Plan.

     Neither the Purchasing Agent, the Committee, the Plan Administrator, nor Regions shall have any responsibility as to the value of Common Stock of Regions acquired for any Participant's Account. If the Purchasing Agent reasonably believes that any purchase of shares of the Common Stock of Regions under this Plan would violate any legal requirement, restriction, or limitation imposed at any time by any governmental authority, including, but not limited to, the Securities and Exchange Commission, the Purchasing Agent will have no duty to purchase Common Stock under such circumstances. Accordingly, neither the Purchasing Agent, the Committee, the Plan Adminis-trator, nor Regions shall be liable in any way, if, as a result of such restrictions or limitations, the whole amount of funds available in the Participants' Accounts for purchase of Common Stock of Regions is not applied to the purchase of such shares at the times herein otherwise provided or contemplated.

                          ARTICLE VIII
                       ALLOCATION OF STOCK

     After each purchase of Common Stock for the Plan by the Purchasing Agent, the Purchasing Agent will advise the Plan Administrator of the number of shares purchased and of the average cost per share of such Common Stock. The Plan Administrator will then allocate such Common Stock to the Accounts of Participants using any method determined by the Plan Administrator in its discretion to be reasonable.

                           ARTICLE IX
                 ISSUANCE OF STOCK CERTIFICATES

     Upon receipt of a written request by a Participant, the Plan Adminis-trator shall issue stock certificates for the number of full shares of Common Stock of Regions credited to such Participant's Account requested by the Participant. A Participant may request issuance of stock at any time during a Plan Year.

                            ARTICLE X
                   DIVIDENDS AND DISTRIBUTIONS

     Cash dividends attributable to the Common Stock credited to a Participant's Account will be allocated to such Participant's Account for reinvestment in Common Stock. Stock dividends and stock splits attributable to the Common Stock credited to a Participant's Account will be allocated to such Participant's Account.

     The Plan Administrator shall have full discretion to sell or allow to expire any stock rights, warrants, or other property applicable to Common Stock held in the Plan. The Purchasing Agent, in its discretion, may exercise any or all of such stock rights or warrants applicable to Common Stock held in the Plan for which sufficient funds are available under the Plan, and the Plan Administrator may sell or allow to expire the balance, if any, of such rights or warrants. Cash received by the Plan Administrator from the sale of any stock rights, warrants or other property will be allocated to each Participant's Account to the extent such property is attributable to Common Stock allocated to such Participant's Account. By participating in the Plan, each Participant delegates to the Plan Administra-tor or the Purchasing Agent, as the case may be, full discretion to sell, allow to expire, or exercise any and all rights and warrants relating to Common Stock held in the Plan.

                           ARTICLE XI
                          VOTING RIGHTS

     The Plan Administrator may vote any Common Stock allocated to a Participant's Account upon receipt of written instructions from the Partici-pant to whose Account such Common Stock is allocated. The Plan Administrator may also vote any Common Stock that is either unallocated or for which Participants have not so instructed the Plan Administrator with respect to voting. If a stock certificate has been issued to the Participant, he shall have the rights of an ordinary stockholder in regard to such shares, and the Plan Administrator shall have none with respect to such Common Stock.

                           ARTICLE XII
                     REPORTS TO PARTICIPANTS

     As soon as is practicable following the end of each Plan Year, or more often, the Plan Administrator will send to each Participant a written report of any transactions pertaining to the Participant's Account and of the number of shares and Fractional Share Amount credited to the Participant's Account as of the date of the report.

                          ARTICLE XIII
                      WITHDRAWAL FROM PLAN

     A Participant may withdraw from the Plan by notice in writing to the Plan Administrator. As promptly as is reasonably practicable, the Plan Administrator will instruct the recordkeeper to distribute to the former Participant a certificate for the number of full shares allocated to such Participant's Account, together with a check for any Fractional Share Amount.

                           ARTICLE XIV
                     TERMINATION OF SERVICE

     Participation in the Plan by a Participant shall automatically termi-nate, without notice, upon termination of the Participant's service as a director, whether such termination is by reason of death, retirement, or otherwise. If termination is other than by death, the former Participant shall receive, as soon as is reasonably practicable, a certificate for any number of full shares allocated to said Participant's Account and not previously distributed, together with a check for any Fractional Share Amount. If termination is by reason of death, settlement will be made in the same manner but will be made with the Participant's beneficiary or contingent beneficiary designated by the Participant on a form prescribed for such purpose by the Plan Administrator. If the Participant has not so designated a beneficiary or contingent beneficiary, or if the designated beneficiary or contingent beneficiary does not survive the Participant, settlement will be made with the Participant's duly appointed legal representative after satisfaction of any applicable legal requirements; or, if there is no duly appointed legal representative, settlement will be made with the Participant's surviving spouse, if any, or if there is no surviving spouse, in equal shares to the Participant's children, if any; and, if there are no surviving spouse or children, settlement will be made with the Participant's next of kin.

                           ARTICLE XV
                             DEFAULT

     Notwithstanding any provision herein to the contrary, if any Partici-pant admits that he or she is guilty, or is convicted in a court of competent jurisdiction, of any crime resulting from dishonesty in the affairs of any Company, and if any Company suffers any monetary loss in connection therewith and the amount of such loss shall be admitted by such Participant or proved to the satisfaction of the Plan Administrator, or if the Participant is indebted to any Company, and the Plan Administrator determines that such debt is uncollectible, all shares (and any Fractional Share Amount) credited to the Participant's Account shall be available to reimburse Regions or any Company for its loss.

                           ARTICLE XVI
                            EXPENSES

     Regions will bear the cost of administering the Plan, including any transfer taxes incurred in transferring Common Stock from the Plan to the Participants. Expenses which an individual would normally pay upon the purchase of stock from a broker, including any broker's fees, commissions, postage or other transaction costs actually incurred, will be included in the cost of the Common Stock to the Participant.

                          ARTICLE XVII
                 LIMITATION ON THE SALE OF STOCK

     No Common Stock will be sold under the Plan to any person in any state where the sale of such Common Stock is not permitted under the applicable law of such state. For purposes of this Article XVII, the sale of Common Stock is not permitted under the applicable laws of a state if, inter alia, the securities laws of such state would require this Plan or the Common Stock offered pursuant hereto, to be registered in such state and the Plan or Common Stock is not registered therein.

                          ARTICLE XVIII
                    AMENDMENT AND TERMINATION

     Regions reserves the right, by action of its board of directors or the Committee, to amend the Plan at any time; provided, that no amendment shall affect or diminish any Participant's right to the benefit of contributions made by such Participant or Regions prior to the date of such amendment, and provided, further, that the Plan may not be amended, more than once in any six-month period, to modify the provisions of Article IV which set forth the basis for determining the amount of Regions' matching contributions on behalf of Participants.
     Regions reserves the right, by action of its board of directors or the Committee, to terminate the Plan. Following termination, the Plan Adminis-trator shall take such action as it deems necessary in its discretion to wind up the affairs of the Plan and to distribute all shares of Common Stock and Fractional Share Amounts to all Participants.

                           ARTICLE XIX
                       SUSPENSION IF STOCK
                     PURCHASE IS PROHIBITED


     In addition to all rights to terminate the Plan otherwise reserved herein, the Plan may be suspended, at the option of the Plan Administrator, if the Plan's continuance would, for any reason, be prohibited under any federal or state law, even though such prohibition arises because of some act on the part of Regions, such as Regions engaging in a distribution of securities. If the Plan is suspended under this Article XIX, no contribu-tions will be made by Regions or any Participant and no Common Stock will be purchased until operation of the Plan is restored by the Plan Administrator.

                           ARTICLE XX
                              LOANS

     A Participant shall be able to assign or otherwise pledge as security for a loan the Common Stock of Regions allocated to his Stock Share Account, to the extent that such account is not otherwise assigned or attached by voluntary or involuntary act. The Plan Administrator shall promulgate rules or regulations consistent with this Article XX to administer a loan program which allows plan assets to be used as security for a loan, including establishing a minimum Stock Share balance which may secure a loan. Notwith-standing the foregoing, the Plan Administrator may delegate the administra-tion of such loan program to another person.


ARTICLE XXI
APPLICABLE LAW

     The provisions of this Plan shall be interpreted in accordance with, and governed by, the laws of the State of Alabama.

*          *          *          *

     IN WITNESS WHEREOF, Regions Financial Corporation, by and through a resolution of the Compensation Committee of the board of directors, has caused this Amended and Restated Regions Financial Corporation Directors' Stock Investment Plan to be executed on this the 30th day of August, 1999.


                              REGIONS FINANCIAL CORPORATION



                              By:  /s/ Carl E. Jones, Jr.
                                     Carl E. Jones, Jr.
                                     Its:  President
                                     and Chief Executive Officer




ATTEST:

/s/ Samuel E. Upchurch, Jr.
Samuel E. Upchurch, Jr.
Its:  Corporate Secretary

                                                          EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of Regions Financial Corporation pertaining to the Regions Financial Corporation Directors' Stock Investment Plan for the registration of up to 200,000 shares of its common stock of our report dated February 22, 2000, except for Note Y as to which the date is March 15, 2000, with respect to the consolidated financial statements of Regions Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP


Birmingham, Alabama
December 20, 2000

                                                            Exhibit 24.1

                         REGIONS FINANCIAL CORPORATION

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of REGIONS FINANCIAL CORPORATION (the "Corporation") hereby constitute and appoint Richard D. Horsley and Samuel E. Upchurch, Jr., and each of them, the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution and resubstituion, and with full power and authority in said agents and attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, one or more Registration Statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the Regions Financial Corporation Directors' Stock Investment Plan and to sign any and all amendments to such Registration Statements.




      SIGNATURE                       TITLE                         DATE
-------------------------  -----------------------------     -----------------
/s/ Carl E. Jones, Jr.
___________________________  President and Chief Executive       March 15, 2000
Carl E. Jones, Jr.              Officer and Director
                            (principal executive officer)

/s/ Richard D. Horsley
___________________________  Vice Chairman of the Board and      March 15, 2000
Richard D. Horsley            Executive Financial Officer
                                     and Director
                             (principal financial officer)

___________________________  Executive Vice President and
                                   Comptroller
                            (principal accounting officer)

/s/ Sheila S. Blair
___________________________         Director                     March 15, 2000
Sheila S. Blair

/s/ James B. Boone, Jr.
___________________________         Director                     March 15, 2000
James B. Boone, Jr.

/s/ James S.M. French
___________________________         Director                     March 15, 2000
James S.M. French

/s/ Olin B. King
___________________________         Director                     March 15, 2000
Olin B. King

/s/ J. Stanley Mackin
___________________________  Chairman of the Board               March 15, 2000
J. Stanley Mackin                 and Director

/s/ Michael W. Murphy
___________________________         Director                     March 15, 2000
Michael W. Murphy

/s/ Henry E. Simpson
___________________________         Director                     March 15, 2000
Henry E. Simpson

/s/ Lee J. Styslinger, Jr.
___________________________         Director                     March 15, 2000
Lee J. Styslinger, Jr.

/s/ W. Woodrow Stewart
___________________________         Director                     March 15, 2000
W. Woodrow Stewart

/s/ John H. Watson
___________________________         Director                     March 15, 2000
John H. Watson

/s/ C. Kemmons Wilson, Jr.
___________________________         Director                     March 15, 2000
C. Kemmons Wilson, Jr.